                                                                     EXHIBIT 1.1

                        Bank Street Telecom Funding Corp.

                              11,000,000 Units(1)
                                  Common Stock
                                    Warrants

                                     FORM OF
                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                 _________, 2006

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Bank Street Telecom Funding Corp., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representative")
are acting as representative, an aggregate of 11,000,000 units (the "Units") of the Company (said units to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the
Underwriters an option to purchase up to an additional 1,650,000 units to cover over-allotments (the "Option Securities" ; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). Certain terms used herein are defined in Section 20 hereof.

     Each Unit consists of one share of the Company's common stock, par value
$.0001 per share (the "Common Stock"), and one warrant to purchase one share of
Common Stock (the "Warrant(s)"). The shares of Common Stock and the Warrants included in the Units will not be separately transferable until five business days following the earlier of the expiration of the Underwriters' over-allotment option (as described below) or the exercise in full of such option, subject to
(a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the offering and the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the
Company which includes such balance sheet and (b) the Company issuing a press release announcing when such separate trading will begin. Each Warrant entitles its holder, upon exercise, to purchase one share of Common Stock for $6.00 during the period commencing on the later of the consummation by the Company of its "Business Combination" or one year from the Effective Date of the
Registration Statement and terminating on the four-year anniversary of the
Effective Date. As used herein, the term "Business Combination" (as described more fully in the Registration Statement) shall mean any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses within the communications industry.

--------------
(1)  Plus an option to purchase from the Company, up to 1,650,000 additional
     Units to cover over-allotments.

     The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company
(the "Trustee"), as trustee, in substantially the form filed as an exhibit to the Registration Statement (the "Trust Agreement"), pursuant to which certain proceeds of the offering of the Securities will be deposited and held in a trust account (the "Trust Account") for the benefit of the Company and holders of
Underwritten Securities and the Option Securities, if and when issued.

     The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants with the Trustee, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the
"Warrant Agreement"), pursuant to which the Trustee will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants.

     The Company has entered into a Warrant Purchase Agreement, dated as of
________, 2006 (the "Warrant Purchase Agreement"), with the stockholders of the
Company as of the date hereof (the "Initial Stockholders"), pursuant to which the Initial Stockholders have agreed to purchase an aggregate of 1,000,000
Warrants (the "Founding Warrants") at a price of $1.40 per Founding Warrant in a private placement concurrent with the offering of the Securities (the "Private
Placement"). The Founding Warrants have an exercise price equal to the exercise price of the Warrants included in the Units sold to the public, and possess terms identical to the Warrants in all other respects except with respect to the redemption thereof and certain transfer restrictions applicable thereto, as set forth in the Warrant Purchase Agreement.

     The Company has entered into an agreement (the "Services Agreement") with
The Bank Street Group LLC, an entity affiliated with certain of our executive officers, pursuant to which the Company will pay an aggregate monthly fee of
$7,500 for general and administrative services, including office space, utilities and secretarial support for a period of up to twenty-four (24) months following the Effective Date, terminating upon the completion of a Business
Combination.

     The Company has entered into a Registration Rights Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the
Registration Statement (the "Registration Rights Agreement"), pursuant to which the Company has granted certain registration rights in respect of the Common
Stock and the Founding Warrants held by each of the Initial Stockholders.

     The Company has caused to be duly executed and delivered letters by each
Initial Stockholder and each of the Company's directors, officers and special advisors, in substantially the form filed as exhibits to the Registration
Statement (as the same may be amended or supplemented from time to time, the
"Insider Letters"), pursuant to which each of the Initial Stockholders and each of the Company's directors, officers and special advisors agrees to certain matters, including but not limited to, certain matters relating to the voting of shares of Common Stock owned by them, if any, and certain other matters described as being agreed to by them under the "Proposed Business" section of the Statutory Prospectus and the Prospectus.

     The Company has caused the Initial Stockholders to enter into an escrow agreement (the "Escrow Agreement") pursuant to which the Common Stock owned by each of the Initial Stockholders as of the date hereof will be held in escrow until the date that is one year from the consummation of the Company's initial
Business Combination.

     To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used herein shall mean you, as
Underwriter, and the terms Representative and Underwriter shall mean either the singular or plural as the context requires.

     1.   Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
          Section 1.

     (a) Compliance with Act. The Company has prepared and filed with the
Commission a registration statement (File Number 333-127238) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.
The Company may have filed one or more amendments thereto, including a related
Preliminary Prospectus, each of which has previously been furnished to you. The
Company will file with the Commission a final prospectus in accordance with Rule
424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary
Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

The Statutory Prospectus and the Prospectus will, for purposes of distribution to Canadian Persons, have a Canadian "wrap-around" (the "Canadian Offering
Memorandum").

Insofar as they relate to offers or sales of Securities in Canada, all references herein to the Preliminary Prospectus, Statutory Prospectus and the
Prospectus shall include the Canadian Offering Memorandum.

     (b)  Accuracy of Registration Statement; Prospectus and Statutory
          Prospectus.

     (1) On the Effective Date, the Registration Statement did, and when the
Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date
(as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the
Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the
Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any
Underwriter through the Representative specifically for inclusion in the
Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any
Underwriter consists of the information described as such in Section 8 hereof.

          (2) At the Execution Time, the Statutory Prospectus did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Statutory Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any
     Underwriter consists of the information described as such in Section 8 hereof.

     (c) Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (File Number ) providing for the registration under the Exchange Act of the Securities. The registration of the Securities under the Exchange Act has been declared effective by the Commission on the date hereof.

     (d) No Stop Orders, Etc. Neither the Commission nor, to the Company's
knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration
Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

     (e) Disclosure of Agreements. The agreements and documents described in the
Statutory Prospectus, the Registration Statement and the Prospectus conform, to the extent described therein, in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, Statutory
Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the
Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings "Principal Stockholders," "Certain Relationships and Related
Transactions," "Description of Securities," "Material United States Federal Tax
Consequences to Non-United States Holders" and "Legal Matters" insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

     (f) Capitalization. The Company's authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the
Prospectus. The capital stock of the Company conforms in all material respects to all statements relating thereto contained in the Statutory Prospectus, the
Registration Statement and the Prospectus.

     (g) Outstanding Securities. All issued and outstanding securities of the
Company have been duly and validly authorized and issued and are fully paid and nonassessable. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act, the applicable state securities and Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;
and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or

exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     (h)  Securities Sold Pursuant to this Agreement.

          (1) The Common Stock included in the Units has been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters pursuant to this
     Agreement, will be validly issued, fully paid and non-assessable.

          (2) The Warrants included in the Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriters pursuant to this Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (3) The shares of Common Stock issuable upon exercise of the Warrants included in the Units have been duly authorized and, when executed by the
     Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders;
     such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such
     Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

          (4) The certificates for the Securities are in valid and sufficient form.

     (i) Registration Rights of Third Parties. Except as set forth in the
Statutory Prospectus and the Prospectus, no holders of any securities of the
Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

     (j) Prior Securities Transactions.

          (1) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the
     Registration Statement.

          (2) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be "integrated" pursuant to the Act or the Regulations with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

     (k) Securities Sold Pursuant to the Warrant Purchase Agreement. The
Founding Warrants sold pursuant to the Warrant Purchase Agreement have been duly authorized and, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Initial
Stockholders pursuant to the Warrant Purchase Agreement, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability. The shares of Common Stock issuable upon exercise of the Founding Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor by the Initial Stockholders pursuant to the
Founding Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The entire $1,400,000 of proceeds from the sale of the
Founding Warrants has been deposited in the Trust Fund in accordance with the terms of the Warrant Purchase Agreement. The Initial Stockholders have waived any and all rights and claims they may have to any proceeds, and any interest thereon, held in the Trust Fund in respect of the shares of Common Stock issuable upon conversion of the Warrants in the event that a Business
Combination is not consummated and the Trust Fund is liquidated in accordance with the terms of the Trust Agreement.

     (l) Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and is
duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification.

     (m) Validity and Binding Effect of Agreements.

          (1) This Agreement has been duly authorized, executed and delivered by the Company.

          (2) The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the
     Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (3) The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the
     Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (4) The Warrant Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company's knowledge, each of the
     Initial Stockholders, and is a valid and binding agreement of the Company and, to the Company's knowledge, each of the Initial Stockholders, enforceable against the Company and, to the Company's knowledge, each of the Initial Stockholders in accordance with its terms except as the enforceability thereof may be limited by

     bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (5) The Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the
     Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (6) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (7) To the Company's knowledge, the Escrow Agreement has been duly authorized, executed and delivered by the Initial Stockholders and is a valid and binding agreement of each of the Initial Stockholders, enforceable against each of the Initial Stockholders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

          (8) To the Company's knowledge, each of the Insider Letters has been duly authorized, executed and delivered by each of the Initial Stockholders and is a valid and binding agreement of each of the Initial Stockholders, enforceable against each of the Initial Stockholders in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors' rights generally from time to time in effect and by equitable principles of general applicability.

     (n) Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Warrant Purchase Agreement, the Services Agreement,
the Escrow Agreement or the Insider Letters, except such as have been obtained under the Act, such as may be required under the federal and provincial securities laws of Canada, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the
Securities by the Underwriters in the manner contemplated herein and in the
Statutory Prospectus and the Prospectus.

     (o) No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant
Agreement, the Warrant Purchase Agreement, the Services Agreement, the Escrow
Agreement or the Insider Letters will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the charter or by-laws of the Company,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body,

administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

     (p) No Conflicts, Etc. The Company is not in violation or default of (i)
any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

     (q) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the
Commission thereunder.

     (r) Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the
Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the
Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements which are required to be included in the Statutory Prospectus, the Registration Statement and the
Prospectus in accordance with Regulation S-X which have not been included as so required.

     (s) Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

     (t) Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the
Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

     (u) Independent Accountants. BDO Seidman, LLP ("BDO Seidman") are
independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the
Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). BDO Seidman has not, during the periods covered by the financial statements included in the Statutory Prospectus and the
Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

     (v) Disclosure Controls and Procedures. The Company maintains effective
"disclosure controls and procedures" (as defined under Rule 13a-15(e) under the
Exchange Act).

     (w) Sarbanes-Oxley/AMEX Rules.

          (1) Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the "Sarbanes-Oxley Act") is applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act.

          (2) There is and has been no failure on the part of the Company or any of the Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the
     Effective Date the Company will be in compliance with, Part 8 of the
     American Stock Exchange's "AMEX Company Guide," as amended. Further, there is and has been no failure on the part of the Company or any of the
     Company's officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, all other provisions of the
     American Stock Exchange corporate governance requirements set forth in the
     AMEX Company Guide, as amended.

     (x) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

     (y) Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

     (z) Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or to the knowledge of the Company, any Initial
Stockholder, or its or their property is pending or, to the knowledge of the
Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus
(exclusive of any supplement thereto).

     (aa) Tax Returns. The Company (i) has filed all foreign, federal, state and local tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business) and
(ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

     (bb) Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition
(financial or otherwise), prospects, earnings, business or properties of the
Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

     (cc) ERISA. The Company has fulfilled its obligations, if any, under
Section 515 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder ("ERISA"); the
Company does not maintain nor is it required to contribute to a "welfare plan"
(as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than "continuation coverage" (as defined in Section 602 of ERISA)); and the Company has not incurred nor could it reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of
ERISA, or any other liability under Title IV of ERISA.

     (dd) Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (ee) Certain Regulatory Matters.

          (1) Foreign Corrupt Practices Act. Neither the Company nor, to the
     knowledge of the Company, any Initial Stockholder, director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such
     Persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any
     "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. "FCPA" means Foreign
     Corrupt Practices ---- Act of 1977, as amended, and the rules and regulations thereunder.

          (2) Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign
     Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering
     Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or

                                       10

     any arbitrator involving the Company with respect to the Money Laundering
     Laws is pending or, to the knowledge of the Company, threatened.

          (3) OFAC. Neither the Company nor, to the knowledge of the Company, any Initial Stockholder, director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the
     Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC");
     and the Company (either directly or through the Trust) will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (4) Bank Secrecy Act; Money Laundering; Patriot Act. Neither the
     Company nor, to the knowledge of the Company, any officer, director or
     Initial Stockholder has violated: (a) the Bank Secrecy Act, as amended, (b)
     the Money Laundering Laws, or (c) the Uniting and Strengthening of America
     by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism
     (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

     (ff) D&O Questionnaires. To the knowledge of the Company without due inquiry, all information contained in the questionnaires (the "Questionnaires")
completed by each of the Initial Stockholders listed on Schedule 1(ff) and the
Company's other officers, directors and special advisors and provided to the
Underwriters as an exhibit to his or her Insider Letter is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial
Stockholder and the Company's officers. directors and special advisors to become inaccurate and incorrect.

     (gg) Business Combinations. Except as disclosed in the Statutory Prospectus and the Prospectus, prior to the date hereof, none of the Company, its officers and directors nor, to the knowledge of the Company, the Initial Stockholders or any affiliates thereof had, and as of the Closing Date, the Company and such officers and directors and, to the knowledge of the Company, the Initial
Stockholders and their affiliates will not have had: (a) any specific Business
Combination under consideration or contemplation or (b) any substantive interactions or discussions with any target business regarding a possible
Business Combination.

     (hh) NASD Matters.

          (1) Except as described in the Statutory Prospectus and the
     Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder's, consulting, origination or similar fee by the
     Company or any Initial Stockholder with respect to the sale of the
     Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, any
     Initial Stockholder that may affect the Underwriters' compensation, as determined by the National Association of Securities Dealers, Inc. (the
     "NASD").

          (2) The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the
     Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD

                                       11

     member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date, other than payments to the Underwriters.

          (3) Except as set forth on Schedule II, no officer, director, or beneficial owner of any class of the Company's securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a "Company
     Affiliate") is a member, a person associated, or affiliated with a member of the NASD.

          (4) Except as set forth on Schedule II, no Company Affiliate is an owner of stock or other securities of any member of the NASD (other than securities purchased on the open market).

          (5) Except as set forth on Schedule II, no Company Affiliate has made a subordinated loan to any member of the NASD.

          (6) Except as set forth on Schedule II, no proceeds from the sale of the Underwritten Securities (excluding underwriting compensation as disclosed in the Statutory Prospectus and the Prospectus) will be paid to any NASD member, or any persons associated or affiliated with a member of the NASD.

          (7) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the offering or a related person (as defined by NASD rules)
     of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

          (8) Except as set forth on Schedule II, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the NASD.

          (9) The Bank Street Group LLC is not participating in the Offering. As used herein, "participating in the Offering," or words of like import, means participation in the preparation of the Offering or other documents, participation in the distribution of the Offering on an underwritten, non-underwritten, or any other basis, furnishing of customer and/or broker lists for solicitation, or participation in any advisory or consulting capacity to the Company related to the Offering,

          (10) To the knowledge of the Company, no NASD member intending to participate in the Offering has a conflict of interest with the Company.
     For this purpose, a "conflict of interest" exists when a member of the NASD and/or its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company's outstanding subordinated debt or common equity, or 10% or more of the Company's preferred equity. "NASD member participating in the Offering" includes any associated person of an
     NASD member that is participating in the Offering, any members of such associated person's immediate family, and any affiliate of an NASD member that is participating in the Offering.

          (ii) Non-Competition Agreements. No Initial Stockholder of the Company
     is subject to any non-competition agreement or non-solicitation agreement with any employer or prior

                                       12

     employer which could materially affect his ability to be and act in the capacity of an Initial Stockholder, employee, officer and/or director of the Company.

          (jj) Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

          (kk) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the
     Statutory Prospectus or the Prospectus which is not described as required.
     There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the
     Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

          (ll) No Influence. The Company has not offered, or caused the
     Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer's or supplier's level or type of business with the Company or such affiliate or
     (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

          (mm) Quotations for the Securities. The Company has complied with Rule
     15c2-11 under the Exchange Act, to the extent applicable, in connection with the publication of quotations for the Securities.

          (nn) Free Writing Prospectus. The Company has not prepared or used a
     Free Writing Prospectus.

          (oo) Rule 419. Upon delivery and payment for the Firm Units on the
     Closing Date, the Company will not be subject to Rule 419 under the
     Securities Act.

          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the
     Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $7.60 per Unit (subject to adjustment pursuant to Section 2(c)), the amount of the Underwritten Securities set forth opposite such
     Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,650,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the
     Underwritten Securities by the

                                       13

     Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option
     Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the
     Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          (c) The Company hereby agrees to pay to the Underwriters a deferred discount of $0.16 per Unit (including both Underwritten Securities and
     Option Securities) purchased hereunder (the "Deferred Discount"). The
     Deferred Discount will be payable from amounts on deposit in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement (the "Trust Fund") if and when the
     Company consummates a Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust
     Agreement are distributed to the Company's public stockholders, (i) the
     Underwriters will forfeit any rights or claims to the Deferred Discount and
     (ii) the trustee under the Trust Agreement is authorized to distribute the
     Deferred Discount to the public stockholders of the Company on a pro rata basis.

     3. Delivery and Payment. (a) Delivery of and payment for the Underwritten
Securities and the Option Securities (if the option provided for in Section 2(b)
hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on , 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the
Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several
Underwriters against payment by the several Underwriters through the
Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the
Company.

          (b) Payment for the Underwritten Securities shall be made as follows:
     $82,384,415 (or $7.49 per Underwritten Security) shall be deposited in the
     Trust Fund pursuant to the terms of the Trust Agreement and $1,215,585, shall be paid to the order of the Company upon delivery to the
     Representative of certificates (in form and substance satisfactory to the
     Representative) representing the Underwritten Securities (or through the facilities of the Depository Trust Company (the "DTC")) for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing
     Date. The Company will permit the Representative to examine and package the
     Underwritten Securities for delivery, at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the
     Representative for all the Underwritten Securities.

          (c) Payment for the Option Securities shall be made as follows: $7.60 per Option Security shall be deposited in the Trust Fund pursuant to the
     Trust Agreement upon delivery to the Representative of certificates (in form and substance satisfactory to the Underwriters) representing the
     Option Securities (or through the facilities of DTC) for the account of the
     Underwriters. The certificates representing the Option Securities to be delivered will be in such

                                       14

     denominations and registered in such names as the Representative request not less than two (2) Business Days prior to the Closing Date and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one (1) Business Day prior to such Closing Date. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

          (d) If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the
     Representative, at 388 Greenwich Street, New York, New York, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several
     Underwriters, against payment by the several Underwriters through the
     Representative of the purchase price thereof to or upon the order of the
     Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the
     Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the
     Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the
     Closing Date pursuant to Section 6 hereof.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the
Prospectus (the "Offering").

     5. Agreements. The Company agrees with the several Underwriters that:

          (a) Filing of Prospectus; Notice to Representative; Stop Orders. Prior
     to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the
     Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i)
     when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule
     462(b) Registration Statement shall have been filed with the Commission,
     (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration
     Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the
     Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

                                       15

          (b) If, at any time prior to the filing of the Prospectus pursuant to
     Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the
     Company will (i) notify promptly the Representative so that any use of the
     Statutory Prospectus may cease until it is amended or supplemented; (ii)
     amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

          (c) Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act
     (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration
     Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (d) Delivery of Earnings Statements. As soon as practicable, the
     Company will make generally available to its security holders and to the
     Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

          (e) Delivery of Documents. The Company will furnish to the
     Representative and counsel for the Underwriters signed copies of the
     Registration Statement (including exhibits thereto) and to each other
     Underwriter a copy of the Registration Statement (without exhibits thereto)
     and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary
     Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request.

          (f) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (g) Lock-Up. The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position

                                       16

     within the meaning of Section 16 of the Exchange Act, any other Units, shares of Common Stock, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, during the period commencing on the date hereof and ending 180 days after the date of this
     Agreement, provided, however, that if (1) during the last 17 days of the
     Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that the Company may issue and sell the
     Founding Warrants as described in the Registration Statement and may issue and sell the Option Securities on exercise of the option provided for in
     Section 2(b) hereof.

          (h) No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange
     Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (i) Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration
     Statement (including financial statements and exhibits thereto), each
     Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the
     Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction)
     and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange
     Act; (vi) the qualification of the Securities under state securities or
     Blue Sky laws, including the costs of preparing, printing and mailing of the Secondary Market Trading Survey and preliminary and final memoranda of law relating to the state securities or Blue Sky laws, and the reasonable fees and disbursements of Bingham McCutchen LLP ("Bingham") related thereto; provided, however, that the Company shall not be required to reimburse the Underwriter or Bingham for any amounts under this clause (vi)
     in excess of $20,000; (vii) any filings required to be made with the
     National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the Listing Fee of the American Stock Exchange,
     (ix) the transportation and other expenses of the Company and its officers and representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (j) Maintenance of Registration. For a period of at least four (4)
     years from the Effective Date, or until such earlier time upon which the
     Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the
     Units under the Exchange Act without the prior written consent of the
     Representative.

                                       17

          (k) Form 8-K. The Company shall, on the date hereof, retain its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the "Audited Financial Statements")
     reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the
     Company shall immediately file a Current Report on Form 8-K with the
     Commission, which Report shall contain the Company's Audited Financial
     Statements. Additionally, upon the Company's receipt of the proceeds from the exercise of all or any portion of the over-allotment option, the
     Company shall immediately file a Current Report on Form 8-K with the
     Commission, which report shall disclose the Company's sale of the Option
     Securities and its receipt of the proceeds therefrom.

          (l) Review of Financial Statements. For a period of at least three (3)
     years from the Effective Date or until such earlier time that the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged registered independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to stockholders.

          (m) Affiliate Transactions.

              (1) In no event will the fees payable under the Services
          Agreement be more than $7,500 per month in the aggregate.

              (2) Except as set forth in this subsection (2), the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business
          Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business
          Combination.

          (n) Net Proceeds. The Company will apply the net proceeds from the offering received by it in a manner consistent with the applications described under the caption "Use of Proceeds" in the Statutory Prospectus and the Prospectus.

          (o) Notice to NASD.

              (1) In the event any person or entity (regardless of any NASD affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to the
          NASD and the Representative prior to the consummation of the Business
          Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter and related person" with respect to the Company's initial public offering, as such term is defined in Rule 2710 of the NASD's Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business
          Combination.

                                       18

              (2) The Company shall advise the NASD if it is aware that any 5%
          or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company's Securities.

     (p) Investment Company. The Company shall cause the proceeds of the offering to be held in the Trust Fund to be invested only in money market funds meeting conditions of the Investment Company Act of 1940 or securities issued or guaranteed by the United States, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business
Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

     (q) Operating Expenses. During the period prior to the Company's initial
Business Combination, the Company may instruct the trustee under the Trust
Agreement that interest income earned, net of income taxes on such interest, of up to $1,400,000, on the amounts held in the Trust Fund be released to the
Company to fund its working capital requirements. After an aggregate of
$1,400,000 is released to the Company, any interest income earned on the amounts held in the Trust Fund (net of taxes payable) will remain in the Trust Fund until the earlier of the consummation of the Company's initial Business
Combination or its liquidation.

     (r) Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of any of the Securities outstanding from time to time.

     (s) Issuance of Shares. Prior to the consummation of a Business Combination or the liquidation of the Trust, the Company shall not issue any shares of
Common Stock, Warrants or any options or other securities convertible into
Common Stock, or any shares of preferred stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business
Combination.

     (t) Audit Committee Review of Expenses. Prior to the consummation of a
Business Combination or the liquidation of the Trust, the Company shall cause its audit committee to review and approve all expense reimbursements made to its officers, directors or special advisors and any expense reimbursements payable to members of the Company's audit committee will be reviewed and approved by the
Company's board of directors, with any interested directors abstaining from such review and approval.

     (u) Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination.

     (v) American Stock Exchange Listing. The Company will use its best efforts to effect and maintain the listing of the Units, Common Stock and Warrants on the American Stock Exchange.

     (w) Business Combination.

          (1) Trust Fund Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the

                                       19

     Company seeks to acquire for its initial Business Combination ("Target
     Business") or obtaining the services of any vendor, it will use its best efforts to cause the Target Business or vendor to execute a waiver letter in the form attached hereto as Exhibit A. In the event that a vendor or
     Target Business refuses to enter into such a waiver letter, the Company may engage such vendor or commence due diligence investigations of, or enter into discussions with, such Target Business, provided the Company determines that it would be unable to obtain, on reasonable terms, substantially similar services or opportunities from another entity willing to enter into such a waiver.

          (2) Business Combination/Distribution Procedure. Prior to the
     consummation of the initial Business Combination, the Company will submit such transaction to the Company's stockholders for their approval
     ("Business Combination Vote") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and in the event that the Company does not effect a Business
     Combination within 18 months from the consummation of this offering
     (subject to extension for an additional six-month period, as described in the Statutory Prospectus and the Prospectus), the Company will be liquidated and will distribute to all holders of the Common Stock issued as part of the Units in this offering ("IPO Shares") an aggregate sum equal to the Company's "Liquidation Value." The Company's "Liquidation Value" shall mean the amount of funds in the Trust Fund (including (a) the proceeds held in the Trust Fund from this Offering and the Private Placement, (b) the amount held in the Trust Fund representing the Deferred Discount and (c)
     any interest income earned on the funds held in the Trust Fund, net of taxes payable, that are not released to the Company to cover its operating expenses in accordance with Section 5(u)). Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination
     Vote, the Company shall cause the Initial Stockholders to vote all their
     IPO Shares and any other shares of Common Stock held by them, whenever and however acquired, in accordance with the vote of a majority of the Public
     Stockholders (as defined below). At the time the Company seeks approval of the initial Business Combination, the Company will offer to each holder of
     IPO Shares other than the Initial Stockholders (the "Public Stockholders")
     the right to convert their IPO Shares at a per share conversion price (the
     "Conversion Price"), calculated as of two business days prior to the consummation of such proposed Business Combination, equal to (A) the amount in the Trust Fund, inclusive of (x) the proceeds from this Offering and the
     Private Placement held in trust, (y) the amount held in the Trust Fund representing the Deferred Discount and (z) any interest income earned on the funds held in the Trust Fund, net of taxes payable, that are not released to the Company to cover its operating expenses in accordance with
     Section 5(u), divided by (B) the total number of IPO Shares. If a majority of the shares voted by the holders of IPO Shares are voted to approve the initial Business Combination, and if holders of less than 20% in interest of the IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only Public
     Stockholders shall be entitled to receive distributions from the Trust Fund in connection with the approval of an initial Business Combination, and the
     Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of a potential Business
     Combination and

                                       20

     elect to convert their IPO Shares, the Company will not proceed with such
     Business Combination and will not convert such shares.

          (3) Value of Target Business. The Company agrees that the initial
     Target Business that it acquires in a Business Combination must have a fair market value equal to at least 80% of the amount in the Trust Fund excluding the Deferred Discount, including any of which relates to the
     Option Securities, at the time of such acquisition. The fair market value of such business must be determined by the Board of Directors of the
     Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.
     If the Board of Directors of the Company is not able to independently determine that the Target Business has a fair market value of at least 80%
     of the Trust Fund at the time of such Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the target business if the Company's Board of Directors independently determines that the target business does have sufficient fair market value.

     (x) Deferred Compensation. Upon the consummation of the initial Business
Combination, the Company will pay to the Representative, on behalf of the
Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Fund. The
Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Fund representing the Deferred
Discount. If the Company fails to consummate its initial Business Combination within the required time period set forth in the Registration Statement, the
Deferred Discount will not be paid to the Representative and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Fund made to the holders of the IPO Shares (as defined in Section (dd)(3) hereof). In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount, including any accrued interest thereon.

     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option
Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section
3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the
Company of its obligations hereunder and to the following additional conditions:

          (a) Filing of Prospectus; No Stop Order. The Prospectus, and any
     supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) Opinion of Company Counsel. The Company shall have requested and caused Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the
     Company, to have furnished to the Representative their opinion, dated the
     Closing Date and addressed to the Representative, substantially in the form attached hereto as Exhibit B. to the effect that:

          (c) Opinion of Counsel for the Representative. The Representative
     shall have received from Bingham McCutchen LLP, counsel for the
     Underwriters, such opinion or opinions,

                                       21

     dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the
     Statutory Prospectus and the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (d) Officer's Certificate. The Company shall have furnished to the
     Representative a certificate of the Company, signed by the Chairman of the
     Board or the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have reviewed the Registration
     Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto and this Agreement and that:

               (i) the representations and warranties of the Company in this
          Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the
          Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

          (e) Secretary's Certificate. The Company shall have furnished to the
     Representative a certificate signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying (i) that the bylaws and certificate of incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

          (f) Comfort Letters. The Company shall have requested and caused BDO
     Seidman to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the
     Representative.

          (g) Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement
     (exclusive of any amendment thereof), the Statutory Prospectus and the
     Prospectus (exclusive of any supplement thereto), there shall not have been
     (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or

                                       22

     affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the
     Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii)
     above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration
     Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

          (h) NASD. The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

          (i) Lock-Up. At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit C hereto from each Initial Stockholder and any other officer, director or special advisor of the Company addressed to the Representative.

          (j) Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust
     Agreement, the Warrant Agreement, the Warrant Purchase Agreement, the
     Services Agreement, the Escrow Agreement and each of the Insider Letters.

          (k) No Brokers. At the Execution Time, the Company shall have requested and caused each of the Initial Stockholders to have executed and furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, to the effect that, except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder's, consulting, origination or similar fee by such Initial Stockholder with respect to the sale of the
     Securities hereunder or any other arrangements, agreements or understandings of such Initial Stockholder that may affect the
     Underwriters' compensation, as determined by the NASD.

          (l) Further Information. Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the
Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     The documents required to be delivered by this Section 6 shall be delivered at the office of Bingham McCutchen LLP, counsel for the Underwriters, at 399
Park Avenue, New York, New York 10022, on the Closing Date.

     7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Initial Stockholders to perform any

                                       23

agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any
     Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the
     Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the
     Securities as originally filed or in any amendment thereof, or in any
     Preliminary Prospectus or the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
     therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the
     Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading
     "Underwriting", (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any
     Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section
     8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the

                                       24

     indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel
     (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b)
     of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of

                                       25

     fraudulent misrepresentation (within the meaning of Section 11(f) of the
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an
     Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the
     Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such
Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this
Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of
Securities set forth opposite the names of all the remaining Underwriters) the
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this
Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any
other documents or arrangements may be effected. Nothing contained in this
Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Units, Common Stock or Warrants shall have been suspended by the Commission, trading of the Units by the American Stock Exchange shall have been suspended, or trading in securities generally on the New York
Stock Exchange, American Stock Exchange or on the NASDAQ Stock Market (or
successor trading market) shall have been suspended or limited or minimum prices shall have been established on any such Exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this
Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                                       26

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:
(212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets
Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General
Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
James H. Henry at Bank Street Telecom Funding Corp., One Landmark Square, 18th
Floor, Stamford, Connecticut 06901 (fax no.: (203) 252-2800) and confirmed to
Stuart Gelfond at Fried, Frank, Harris, Shriver & Jacobson, LLP, One New York
Plaza, New York, New York 10004 (fax no.: (212) 859-4000).

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other,
(b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company's engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the
Company, in connection with such transaction or the process leading thereto.

     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the
Underwriters, or any of them, with respect to the subject matter hereof.

     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

     17. Waiver of Jury Trial. Each of the Underwriters and the Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     20. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                                       27

     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     "Canadian Person" shall mean any person who is a national or resident of
Canada, any corporation, partnership, or other entity created or organized in or under the laws of Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to Canadian Federal income taxation, regardless of its source (other than any non-Canadian branch of any Canadian
Person), and shall include any Canadian branch of a person other than a Canadian
Person.

     "Commission" shall mean the Securities and Exchange Commission.

     "Effective Date" shall mean each date and time that the Registration
Statement, any post-effective amendment or amendments thereto and any Rule
462(b) Registration Statement became or become effective.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

     "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

     "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the
Registration Statement at the Effective Date that omits Rule 430A Information.

     "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

     "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the
Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration
Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

     "Rule 158", "Rule 163", "Rule 164", "Rule 172", "Rule 415", "Rule 424",
"Rule 430A" and "Rule 462" refer to such rules under the Act.

     "Rule 430A Information" shall mean information with respect to the
Securities and the offering thereof permitted to be omitted from the
Registration Statement when it becomes effective pursuant to Rule 430A.

     "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)
hereof.

                                       28

     "Statutory Prospectus" shall mean the Preliminary Prospectus dated
___________, 2006, relating to the Securities that was first filed as part of
Registration Statement with the Commission on ___________, 2006.

     21. Canada. Each of the Underwriters hereby covenants and agrees that it will not distribute the Securities in such a manner as to require the filing of a prospectus or similar document (excluding a private placement offering memorandum) with respect to the Securities under the laws of any Province or
Territory in Canada.

                                       29

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                              Very truly yours,

                                              BANK STREET TELECOM FUNDING CORP.

                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:
   ---------------------------------------------
   Name:
   Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I

                                               Number of Underwritten Securities
Underwriters                                            to be Purchased
------------                                            ---------------
Citigroup Global Markets Inc................

                                                           ----------
         Total..............................                  100%

                                    EXHIBIT A

                        FORM OF TRUST CLAIM WAIVER LETTER

             [LETTERHEAD OF PROSPECTIVE VENDOR OR TARGET BUSINESS.]

Bank Street Telecom Funding Corp.
One Landmark Square
18th Floor
Stamford, CT 06901

Ladies and Gentlemen:

     Reference is made to the Prospectus of Bank Street Telecom Funding Corp.
(the "Company"), dated , 2006 (the "Prospectus").

     We acknowledge that we have read the Prospectus and understand that the
Company has established a trust account for the benefit of the Company's public stockholders at Smith Barney, a division of Citigroup Global Markets, Inc., maintained by Continental Stock Transfer & Trust Company acting as trustee (the
"Trust Account") and that the Company may disburse monies from the Trust Account only:

     (a) to the extent of interest earned, net of incomes taxes on such interest, of up to $1,400,000 on the Trust Account balance;

     (b) in the event the Company consummates a "business combination" (as such term is used in the Prospectus), to any public stockholders who exercise their conversion rights, to the Underwriters in respect of their deferred underwriting discount and to the Company in the amount remaining in the Trust Account following such payments to the public stockholders and the Underwriters; or

     (c) in the event of the Company's liquidation, to the public stockholders.

     For and in consideration of the Company [AGREEING TO EVALUATE US FOR
PURPOSES OF CONSUMMATING AN INITIAL BUSINESS COMBINATION][ENGAGING OUR
SERVICES], we hereby agree that we do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account ("Claim") and hereby waive any Claim we may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

                                 Yours very truly,

                                 [NAME]

                                 By:
                                    ---------------------
                                 Name:
                                 Title:

                                                                       EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

[LETTERHEAD OF OFFICER, DIRECTOR OR INITIAL SHAREHOLDER OF OR SPECIAL ADVISOR TO

                       BANK STREET TELECOM FUNDING CORP.]

                        Bank Street Telecom Funding Corp.
                            Public Offering of Units

                                                                          , 2006

Citigroup Global Markets Inc.
As Representative of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed
Underwriting Agreement (the "Underwriting Agreement"), between Bank Street
Telecom Funding Corp., a Delaware corporation (the "Company"), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Units consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock") and one warrant to purchase one share of Common Stock, of the Company.

     In order to induce you and the other Underwriters to enter into the
Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of
180 days after the date of the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the foregoing restrictions shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that the Company may issue and sell the Founding Warrants as described in the Registration Statement and may issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise terminate and be of no further force or effect.

                                Yours very truly,

                               [SIGNATURE OF OFFICER, DIRECTOR
                               OR MAJOR STOCKHOLDER]

                               [NAME AND ADDRESS OF OFFICER,
                               DIRECTOR OR MAJOR STOCKHOLDER]